UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

INTEGRITY BANCSHARES, INC.

(Name of Small Business Issuer in Its Charter)

6022
(Primary Standard Industrial Classification Code Number)

Georgia (State of Jurisdiction of Incorporation or Organization)	11140 State Bridge Road P.O. Box 2008 Alpharetta, Georgia 30022 (770) 777-0324 (Address, and Telephone Number of Principal Executive Offices and Principal Place of Business)	58-2508612 (I.R.S. Employer Identification Number)

Michael P. Marshall, Jr., Esq.
Miller & Martin LLP
1170 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309-7649
(404) 962-6100
(Name, Address, and Telephone Number of Agent for Service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement File No. 333-112026

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐ ___.

CALCULATION OF REGISTRATION FEE (1)

Title of Each Class		Proposed Maximum	Proposed Maximum
Of Securities	Number of Shares	Offering Price	Aggregate Offering	Amount of
To Be Registered	To Be Registered	Per Share	Price	Registration Fee
Common Stock	12,935	$13.50	$174,622.50	$22.13

     (1) The registrant previously registered an aggregate of $20,250,000 worth of common stock on a registration statement on Form SB-2 (File No. 333-112026) for which a filing fee of $1,638.23 was previously paid upon the filing of such registration statement. This registration statement is being filed pursuant to Rule 462(b) to register additional securities of the same class as those registered in the previous registration statement. The information set forth in the table relates to the additional securities that are being registered by this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Signatures
Power of attorney
Index of Exhibits
EX-5.1 LEGAL OPINION OF MILLER & MARTIN LLP
EX-23.1 CONSENT OF MAULDIN & JENKINS LLC

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This registration statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of common stock of the registrant contemplated by the registration statement on Form SB-2, File No. 333-112026, (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class and were included in the Prior Registration Statement. The contents of the Prior Registration Statement are incorporated herein by reference.

Signatures

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Alpharetta, State of Georgia on August 18, 2004

Integrity Bancshares, Inc.

By:	/s/ Steven M. Skow

Steven M. Skow, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Power of attorney

     KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven M. Skow and Jeff L. Sanders, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Name	Position	Date
/s/ Steven M. Skow Steven M. Skow	President and Chief Executive Officer	August 18, 2004
/s/ Jeff L. Sanders Jeff L. Sanders	Senior VP – Finance (Principal Financial and Accounting Officer	August 18, 2004
/s/ Clinton M. Day Clinton M. Day	Director	August 18, 2004
/s/ Alan K. Arnold Alan K. Arnold	Director	August 18, 2004
James E. Bridges	Director
/s/ Jospeh J. Ernest Joseph J. Ernest	Director	August 18, 2004
/s/ Don C. Hartsfield Don C. Hartsfield	Director	August 18, 2004
/s/ Jack S. Murphy Jack S. Murphy	Director	August 18, 2004
/s/ Richard H. Peden, Sr. Richard H. Peden, Sr.	Director	August 18, 2004
/s/ Charles J. Puckett Charles J. Puckett	Director	August 18, 2004
/s/ Gerald O. Reynolds Gerald O. Reynolds	Director	August 18, 2004
Robert S. Wholey	Director

Index of Exhibits

Exhibit
Number	Description
5.1	Legal Opinion of Miller & Martin LLP
23.1	Consent of Mauldin & Jenkins, LLC
23.2**	Consent of Miller & Martin LLP (appears in Legal Opinion at Exhibit 5.1 hereto)
24.1	Power of Attorney (appeared on the signature page to the Registration Statement on Form SB-2, as amended, Registration No. 333-___).

**	Previously filed.

All other exhibits in the Prior Registration Statement are incorporated by reference herein.